Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements Nos. 333-161075 and 333-174004 on Form S-4, No. 333-174001 on Form S-3, and No. 333-164262 on Form S-8 of Cambium Learning Group, Inc., of our report dated March 6, 2014, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Cambium Learning Group, Inc. for the year ended December 31, 2013.

/s/ Whitley Penn LLP

Dallas, Texas

March 6, 2014